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                                                                   Exhibit 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Prospectuses constituting a part of Registration Statements (S-8, Nos. 33-22590, 33-41960 and 33-59527) relating to the 1986 Incentive Stock Option Plan; Registration Statements (S-8, Nos. 33-71090 and 33-59519) relating to the 1991 Nonqualified Stock Option Plan; and Registration Statement (S-8 No. 333-38475) relating to the 1997 Stock Option Plan of our report dated April 12, 1999, relating to the consolidated financial statements of Smart Choice Automotive Group, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 incorporated by reference in Crown Group, Inc.'s filing on Form 8-K/A (Amendment No. 1 dated February 11, 2000) filed with the Securities and Exchange Commission.




February 11, 2000                                             BDO Seidman, LLP
Orlando, Florida